Exhibit 10.3

SHARE ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement") is made as of December 15, 2004, by Homeland Integrated Security Systems, Inc. (“HISS”), a Florida corporation (the "Purchaser" or "HISS"), and C 2, Inc.. a North Carolina corporation (the "Company "), with respect to the following:

RECITALS

WHEREAS, the Purchaser wishes to acquire all of the issued and outstanding shares of the Company and the Company wishes to sell all of its issued and outstanding shares to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows;

TERMS

1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 2 hereof (hereinafter called the "Closing Date"), the Purchaser shall purchase Company and the Company shareholders shall sell to the Purchaser all of the outstanding shares the Company for the consideration set forth in Section 2 thereof.

2. PURCHASE CONSIDERATION.

(a). Purchaser shall issue to Company's principals, Fifty Million (50,000,000) restricted shares of common capital stock.

(b). Company shall be acquired on a share exchange designed to be a tax free exchange under the roles and regulations of the Internal Revenue Service.

(c). Company shall, upon conclusion of the purchase, become a wholly owned subsidiary of Homeland Integrated Security Systems, Inc.

3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY.
The Company represents, warrants and covenants to the Purchaser, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years thereafter, that:

(a). The Company is duly organized, validly existing and in good standing under the laws of North Carolina.

(b). The Company's principal activities consist of the development, sale and integration of telephony devices, systems, and projects, including commercial and consumer applications.

(c). The financial information, consisting of un-audited financial statements of the Company for the year ended December 31, 2003 and for the period from January 1 to October 30, 2004, attached hereto as Exhibits 1 and 2 prepared by the Company, constitute tree and correct statements of all material facts, as of such date, of the financial condition of the Company and of its assets, liabilities and income, and from such date and until the Closing Date, no dividends or distributions of capital, surplus, or profits has been paid or declared by the Company (in redemption of its outstanding shares or otherwise), other than those disclosed in writing to the Purchaser. There are no contingent liabilities not reflected in the audited financial statements. The un-audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.

(d). Since October 30,2004, the Company has not experienced any material adverse changes with respect to their business condition (financial or otherwise), results of operations, assets, contracts, liabilities or property.

(e). The Company has complied, in all material respects, with the terms and provisions of all agreements to which they are a party and all laws, rules, regulations and orders to which they or their assets are subject, except as disclosed on Ex. 3(e) attached hereto.

(f). The Company has not violated any law, rule, regulation or order, and is not involved in any pending or threatened litigation, which would materially adversely affect its financial condition as shown in its financial information referenced in Section 3(c) above, which have not been provided for or referred to in such financial information or otherwise disclosed to the Purchaser except as disclosed on Ex. 3(f) hereto.

(g). The Company has all of the necessary corporate power and authority to execute, deliver and perform this Agreement.

(h). The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes a valid binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Company of this Agreement and the consummation of the other transactions contemplated by this Agreement to be performed by the Company do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority or other third party not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock, if any, or assets of the Company.

(i). Neither the execution or delivery of this Agreement, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of the Company or any indenture, agreement or other instrument to which the Company is a party, or which the Company is bound or by which any of its property is bound.

(j). The Company shall not, from the date hereof through the Closing Date, engage in any transaction other than transactions in the normal course of the operation of its business, except as specifically authorized by the Purchaser in writing.

5. REPRESENTATION AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants and covenants to the Company, all of which representations and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that;

(a). It is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to own its properties and carry on its business as now being conducted. Purchaser has 1 Billion Shares authorized of which 700 million are issued and outstanding. Purchaser has no preferred shares authorized, issued or outstanding.

(b). The Purchaser has all of the necessary corporate power and authority to execute, deliver and perform this Agreement and to issue and deliver the HISS Common Stock and any other shares of the Purchaser's common stock required to be delivered hereunder.

(c).The execution, delivery and performance of this Agreement have been duly authorized by HISS. This Agreement constitutes a valid binding obligation of HISS enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the Exchange, the issuance and delivery of HISS's Common Stock to the Company, and the consummation of the other transactions contemplated by this Agreement to be performed by the Purchaser do not and will not require the authorization, consent, permit or approval of. or declaration to or filing with, any court, regulatory or public body or governmental authority or other third party not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of HISS.

(d). The Purchaser has complied, in all material respects, with the term and provisions of all agreements to which it is a party and all laws, rules.
regulations and orders or to which it or its assets are subject.

(e). Neither the execution or delivery of this Agreement, nor the issuance of HISS' Common Stock or other shares to be issued hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of HISS or any indenture, agreement or other instrument to which HISS is a party, or which the Purchaser is bound or by which any of its property is bound.

(t). The Purchaser and its subsidiaries, if any, will comply with applicable foreign, federal and state laws, rules and regulations in all material respects, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act with respect to its acquisition of the shares of BBI Computer Solutions, Inc..

(g). The Purchaser has had access to and has thoroughly reviewed all documents and instruments, including but not limited to the Articles of Incorporation, By-Laws, Minutes and other documents associated with the Company, and have been able to obtain such information, and has had the opportunity to ask all questions of, and receive answers from the Company which it deems necessary or relevant to an investment in the Company Stock and has utilized such opportunity to the extent deemed necessary by the Purchaser to allow it to make a fully informed decision to purchase the Company as described herein.

6. CLOSINO DATE. The Closing Date shall take place on December 15, 2004, or at such other time and place as the parties hereto shall mutually agree. Otherwise, this Agreement shall terminate on January 15, 2005.

7. ACTIONS AT CLOSING. At closing) the Purchaser and the Company will each deliver, or cause to be delivered to the other, the securities or other relevant documents to, be exchanged in accordance with Section 1 and 2 of this Agreement. Each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable except the HISS' shares, which will be accompanied by an instrument of transfer executed in favor of all of the selling shareholders of the Company listed and signing below.

In addition, the following shall occur at Closing:

(a). The Company will deliver to the Purchaser:

(1) all registration certificates, statutory books, minute books and common seal of the Company, all accounts books and all documents and papers in connection with the affairs of the Company and all documents of title relating to the Company's assets (unless already in the possession of the Purchaser) as are reasonably required by the Purchaser.

8. CONFIDENTIAL INFORMATION: DELIVBRY

(a). Delivery of Information. Until the earlier of the Closing Date or the termination of this Agreement (such date hereinafter the "Termination Date, pursuant to the terms of this Agreement:

(1) The Company has provided and will provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Purchaser Representatives”) with full access, upon reasonable prior notice. to all officers, employees and accountants of the Company and to its assets, properties. contracts, books. records and. all such other information and data concerning the business and operations of the Company as the Purchaser Representatives reasonably may request in connection with such investigation. but only to the extent that such access does not unreasonably interfere with the business and operations of the Company.

(2) The Purchaser will provide the Company and the Company full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to its assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Purchaser as the reasonably may request in connection with such investigation.

9. EQUITABLE RELIEF. The Purchaser and the Company agree that money damages would not be a sufficient remedy for any breach of any provision set forth herein, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10. CONDUCT AND BUSINESS.

(a). Between the date hereof and the Closing Date. the Company shall conduct its business in the same manner in which it has heretofore been conducted, and the Purchaser will not permit the Company to; (1) enter into any contracts, agreements, arrangements) etc. ~ other than in the ordinary course of business, or (2) declare or make any distribution of my kind to the shareholders, if any, of the Company without first obtaining the written consent of the Purchaser.

(b). Between the date hereof and the Closing Date, the Purchaser shall conduct its business in the same manner in which it has heretofore been conducted, and the Purchaser will not; (1) enter into any contracts, agreements, arrangements, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Purchaser without first obtaining the written consent of the Company.

11. NO PUBLIC DISCLOSURE.

(a). The Company and the Purchaser hereby acknowledge that they are aware that the Company Representatives who have been apprised of this Agreement and the Company's consideration of the transactions contemplated herein have been, or upon becoming so apprised will be advised of the restrictions imposed by federal and state securities laws on a person possessing material "non-public” information about a company with a class of securities registered under the Exchange Act. In this regard, the Purchaser agrees that while it is in possession of material non-public information with respect to the Purchaser and its subsidiaries, if any, the Purchaser will not purchase or sell any securities of the Purchaser, or communicate such information to any third party, in violation of any such laws.

(b). Without the prior written consent of the other, neither the Purchaser or the Company, on the one hand, nor the Purchaser, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations are taking place concerning the transactions contemplated herein, the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

12. AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Section, the Purchaser and the Company hereby agrees for a period of two (2) years to indemnity. defend and hold each other harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorney fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company or the Purchaser by reason of or resulting from a breach of (i) any representation or warranty given by the Purchaser or Company contained in or made pursuant to this Agreement, or (ii) any provision set forth in· this Agreement to be performed by the Purchaser or, Company or the Purchaser's or Company's Representatives. Subject to the terms and conditions of this Section, the Company and the Purchaser hereby agree to indemnify, defend and hold each other harmless from and against all demands, Claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company or the Purchaser by reason of or resulting from a breach of (i) any representation or warranty given by the Company or the Purchaser contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement to be performed by the Purchaser, the Company or the Company Representatives.

All of the foregoing are hereinafter collectively referred to as "Claims" and singularly as a "Claim.”

(a). Conditions of Indemnification. The obligations and liabilities of the Purchaser, the Company and the Purchaser, with respect to Claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

(1) The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto (the "Indemnitor") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing.

(2) In the event that the Indemnitor, within ten (10} business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(3) Anything in this Section to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments§ the Indemnitee shall have the right to defend, compromise or settle such Claim, in good faith, on behalf of and for the account and risk of the Indemnitor. However. the Indemnitee shall not~ without the Indemnitor's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement. from the claimant or plaintiff to the Indemnitor and the Indemnitee. To the greatest extent reasonably possible~ the parties shall attempt to obtain general releases from such plaintiff or claimant.

13. COST AND EXPENSES. Each party hereto shall pay its own costs and expenses incident to the negotiation and preparation of this Agreement and to the consummation of the transaction contemplated herein.

14. MISCELLANEOUS.

A. Waiver: Strict Construction. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No wavier of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth and shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

B. Entire Agreement. This Agreement, together with all schedules and exhibits. sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

C. Headings. The headings in this Agreement are inserted for

D. Counterparts. This Agreement may be executed in two or more

E. Construction. Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

F. Severability. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed separable from the remaining covenants and provisions of this Agreement, and will not affect the validity, interpretation, parties' intent, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

G. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Florida or federal, the party having the privilege or duty will have until 5:00 p.m. Eastern Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

H. Interpretation. No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

I. Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced ,in accord6J1ce with the Laws of the State of Florida.

J. Attorneys' Fees. In the event a lawsuit is brought by either party to enforce or interpret the terms hereof. or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Florida law.

K. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

L. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail:

If to the Purchaser, then:

Homeland Integrated Security Systems, Inc.

Attn: Frank Moody, President

If to the Company, then:

C 2, Inc.

Attn: Ian Riley, Chief Executive Officer

M. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributes, estates, executors or administrators, successors and assigns. and personal and legal representatives.

N. Facsimile Counterparts. Facsimile signatures may be relied upon as a signed original signatures.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

THE PURCHASER:
Homeland Integrated Sec1irity Systems, Inc.

By: /s/ Frank Moody
      Frank Moody
Its: President, Director and
      Chief Executive Officer

THE COMPANY:
C 2, Inc.

By: /s/ Ian Riley
      Ian Riley
Its: President, Director and
     Chief Executive Officer

by: /s/ Brian Riley
     Brian Riley, Selling Shareholder

by: /s/ Ian Riley
Ian Riley, Selling Shareholder

EXHIBIT 1

Un-Audited Financial Statements